News Release

Contacts:   Laurie G. Hylton 617.672.8527

Daniel C. Cataldo 617.672.8952

Eaton Vance Corp.

Report for the Three Month Period Ended January 31, 2015

Boston, MA, February 25, 2015 – Eaton Vance Corp. (NYSE: EV) today reported adjusted earnings per diluted share(1) of $0.61 for the first quarter of fiscal 2015, an increase of 5 percent over the $0.58 of adjusted earnings per diluted share in the first quarter of fiscal 2014 and a decrease of 10 percent from the $0.68 of adjusted earnings per diluted share in the fourth quarter of fiscal 2014.

As determined under U.S. generally accepted accounting principles (“GAAP”), the Company earned $0.24 in the first quarter of fiscal 2015, $0.56 in the first quarter of fiscal 2014 and $0.66 in the fourth quarter of fiscal 2014. Adjusted earnings differed from GAAP earnings in the first quarter of fiscal 2015 to reflect a lump-sum payment of $73.0 million, or approximately $0.37 per diluted share, to end the service and additional compensation arrangements in place with a major distribution partner for certain Eaton Vance closed-end funds.  Ending these arrangements reduces the Company’s annual distribution expense going forward by approximately $0.07 per diluted share.  Adjusted earnings per diluted share also differed from GAAP earnings per diluted share in the first and fourth quarters of fiscal 2014 due to increases in the estimated redemption value of non-controlling interests in affiliates redeemable at other than fair value, which reduced GAAP earnings by $0.02 per diluted share in those quarters.

Performance fees received were negligible in the first quarters of fiscal 2015 and fiscal 2014, and contributed $0.03 per diluted share in the fourth quarter of fiscal 2014.  Net income and gains (losses) on seed capital investments contributed $0.01 per diluted share in each of the compared quarters.

Consolidated net inflows of $1.4 billion in the first quarter of fiscal 2015 represent a 2 percent annualized internal growth rate (net inflows divided by beginning of period assets managed).  For comparison, the Company had net outflows of $1.1 billion in the first quarter of fiscal 2014 and net inflows of $6.8 billion in the fourth quarter of fiscal 2014.

“Favorable investment performance contributed to improved net flows across equity, fixed income and alternative strategies in the first quarter of fiscal 2015,” said Thomas E. Faust Jr., Chairman and Chief Executive Officer. “While floating-rate income strategies remained in net outflows, we believe conditions are in place for us to achieve better flow results there as well.  Together with continuing progress with our NextShares™ actively managed exchange-traded product initiative, the favorable flow outlook provides reason for optimism about the Company’s prospects over the balance of the fiscal year.”

(1) Although the Company reports its financial results in accordance with GAAP, management believes that certain non-GAAP financial measures, while not a substitute for GAAP financial measures, may be effective indicators of the Company’s performance over time.  Adjusted net income and adjusted earnings per diluted share reflect the add back of adjustments in connection with changes in the estimated redemption value of non-controlling interests in our affiliates redeemable at other than fair value (“non-controlling interest value adjustments”), closed-end fund structuring fees, payments to end closed-end fund service and additional compensation arrangements, and other items management deems non-recurring or non-operating, such as special dividends, costs associated with retiring debt and tax settlements.  See reconciliation provided in Attachment 2 for more information on adjusting items.

Consolidated assets under management were $295.7 billion on January 31, 2015, an increase of 6 percent from the $278.6 billion of managed assets on January 31, 2014 and a decrease of 1 percent from the $297.7 billion of managed assets on October 31, 2014.  The year-over-year increase in assets under management reflects market appreciation of $11.9 billion and net inflows of $5.2 billion. The sequential quarterly decrease in assets under management reflects net inflows of $1.4 billion and market price declines of $3.5 billion.

Average consolidated assets under management were $297.5 billion in the first quarter of fiscal 2015, up 5 percent from $282.3 billion in the first quarter of fiscal 2014 and up 1 percent from $293.8 billion in the fourth quarter of fiscal 2014.

Attachments 5 and 6 summarize the Company’s consolidated assets under management and asset flows by investment mandate and investment vehicle. Attachment 7 summarizes the Company’s consolidated assets under management by investment affiliate.

As shown in Attachment 6, consolidated gross sales and other inflows were $30.9 billion in the first quarter of fiscal 2015, up 5 percent from $29.5 billion in the first quarter of fiscal 2014 and up 9 percent from $28.3 billion in the fourth quarter of fiscal 2014. Gross redemptions and other outflows were $29.5 billion in the first quarter of fiscal 2015, a decrease of 4 percent from $30.6 billion in the first quarter of fiscal 2014 and up 37 percent from $21.5 billion in the fourth quarter of fiscal 2014.

As of January 31, 2015, 49 percent-owned affiliate Hexavest, Inc. (“Hexavest”) managed $15.0 billion of client assets, a decrease of 7 percent from the $16.1 billion of managed assets on January 31, 2014 and a decrease of 10 percent from the $16.7 billion of managed assets on October 31, 2014. Hexavest-managed funds and separate accounts had net outflows of $1.4 billion in the first quarter of fiscal 2015, $0.4 billion in the first quarter of fiscal 2014 and $0.3 billion in the fourth quarter of fiscal 2014.  Attachment 9 summarizes assets under management and asset flow information for Hexavest. Other than Eaton Vance-sponsored funds for which Hexavest is adviser or sub-adviser, the managed assets and flows of Hexavest are not included in Eaton Vance consolidated totals.

Financial Highlights

	Three Months Ended
	(in thousands, except per share figures)

	January 31,	October 31,	January 31,
	2015	2014	2014

Revenue	$354,930	$368,382	$360,261
Expenses	304,370	229,206	236,061
Operating income	50,560	139,176	124,200

Operating margin	14.2%	37.8%	34.5%

Non-operating expense	(4,427)	(10,519)	(6,113)
Income taxes	(16,770)	(47,920)	(44,642)
Equity in net income of affiliates, net of tax	3,146	4,381	3,285
Net income	32,509	85,118	76,730
Net income attributable to non-controlling
and other beneficial interests	(3,506)	(4,996)	(5,372)
Net income attributable to
Eaton Vance Corp. shareholders	$29,003	$80,122	$71,358
Adjusted net income attributable to Eaton
Vance Corp. shareholders(1)	$74,098	$83,103	$73,747

Earnings per diluted share	$0.24	$0.66	$0.56

Adjusted earnings per diluted share(1)	$0.61	$0.68	$0.58

First Quarter Fiscal 2015 vs. First Quarter Fiscal 2014

In the first quarter of fiscal 2015, revenue decreased 1 percent to $354.9 million from revenue of $360.3 million in the first quarter of fiscal 2014.  Investment advisory and administrative fees were down 1 percent, reflecting a 5 percent increase in average consolidated assets under management offset by lower average effective fee rates. Performance fees contributed $0.1 million to investment advisory and administrative fees in both compared quarters. Distribution and service fee revenues were collectively down 6 percent, reflecting lower managed assets in fund share classes that are subject to distribution and service fees.

Operating expenses increased 29 percent to $304.4 million in the first quarter of fiscal 2015 from $236.1 million in the first quarter of fiscal 2014.  Excluding the lump-sum payment of $73.0 million to end service and additional compensation arrangements in place with a major distribution partner for certain Eaton Vance closed-end funds, expenses decreased 2 percent in the first quarter of fiscal 2015 from the first quarter of fiscal 2014.  The 2 percent decrease reflects lower service fee expenses, reduced amortization of deferred sales commissions and declines in other operating expenses, offset by increases in compensation, distribution and fund-related expenses. The decrease in service fee expense reflects a decrease in average assets under management subject to service fee payments.  The decrease in amortization of deferred sales commissions largely reflects decreases in Class B share and Class C share amortization. Other expenses decreased 3 percent, reflecting lower travel, professional services and other corporate expenses, offset by increases in facilities and information technology expenses.  The increase in compensation expense reflects higher stock-based compensation, increases in salaries and benefits due to higher employee headcount and annual merit increases, offset by lower operating-income based bonus accruals. The increase in distribution fee expenses reflects the $73.0 million payment to end closed-end fund service and additional compensation arrangements as described above. The increase in fund-related expenses reflects an increase in subadvisory fee payments associated with growth of subadvised funds offset by decreases in fund subsidies.

Expenses in connection with the Company’s NextShares initiative totaled approximately $1.3 million in the first quarter of fiscal 2015, an increase of 44 percent from $0.9 million in the first quarter of fiscal 2014.  NextShares are a proposed new type of actively managed exchange-traded product for which the Company is pursuing development.  In December 2014, the U.S. Securities and Exchange Commission granted Eaton Vance exemptive relief to permit the offering of NextShares funds.  The Company’s commercialization plan includes the launch of a series of NextShares funds that substantially replicate existing Eaton Vance mutual funds and licensing the associated intellectual property and providing related services to other fund sponsors to support their launch of NextShares funds.  The Company is currently targeting initial market introduction in the second half of this year.

Operating income was down 59 percent to $50.6 million in the first quarter of fiscal 2015 from $124.2 million in the first quarter of fiscal 2014.  Operating margin declined to 14.2 percent in the first quarter of fiscal 2015 from 34.5 percent in the first quarter of fiscal 2014. Adjusting for the $73.0 million lump-sum payment described above, first quarter fiscal 2015 operating income was $123.6 million, approximately equal to the first quarter of fiscal 2014, and first quarter fiscal 2015 operating margin was 34.8 percent.

Non-operating expense totaled $4.4 million in the first quarter of fiscal 2015 compared to $6.1 million in the first quarter of fiscal 2014. The year-over-year change primarily reflects a $2.4 million positive change in gains (losses) and other investment income related to the Company’s investments in sponsored products, offset by a $0.7 million decline in income (expense) of the Company’s consolidated CLO entities.

The Company’s effective tax rate, calculated as a percentage of income before income taxes and equity in net income of affiliates, was 36.4 percent in the first quarter of fiscal 2015.

Equity in net income of affiliates decreased to $3.1 million in the first quarter of fiscal 2015 from $3.3 million in the first quarter of fiscal 2014.  Equity in net income of affiliates in the first quarter of fiscal 2015 included $2.9 million of Company equity in the net income of Hexavest, $0.1 million of gains (losses) and other income on the Company’s investments in sponsored funds and $0.1 million of net income in a private equity partnership. Equity in net income of affiliates in the first quarter of fiscal 2014 included $2.8 million of Company equity in the net income of Hexavest, $0.6 million of gains (losses) and other income on the Company’s investments in sponsored funds and $0.1 million of net losses in a private equity partnership.

Net income attributable to non-controlling and other beneficial interests was $3.5 million in the first quarter of fiscal 2015 compared to $5.4 million in the first quarter of fiscal 2014. As shown in Attachment 3, net income attributable to non-controlling and other beneficial interests included non-controlling interest value adjustments relating to our majority-owned subsidiaries of $0.2 million and $2.4 million in the first quarter of fiscal 2015 and 2014, respectively.

First Quarter Fiscal 2015 vs. Fourth Quarter Fiscal 2014

In the first quarter of fiscal 2015, revenue decreased 4 percent to $354.9 million from $368.4 million in the fourth quarter of fiscal 2014.  Investment advisory and administrative fees were down 4 percent, reflecting lower average effective fee rates and reduced performance fees. Performance fees contributed $0.1 million and $6.3 million to investment advisory and administrative fees in the first quarter of fiscal 2015 and the fourth quarter of fiscal 2014, respectively. Distribution and service fee revenues collectively decreased 2 percent, reflecting lower managed assets in fund share classes that are subject to distribution and service fees.

Operating expenses increased 33 percent to $304.4 million in the first quarter of fiscal 2015 from $229.2 million in the fourth quarter of fiscal 2014.  Excluding the lump-sum payment of $73.0 million to end service and additional compensation arrangements in place with a major distribution partner for certain Eaton Vance closed-end funds as described above, expenses increased 1 percent.  The 1 percent increase reflects higher compensation and distribution expenses, offset by decreases in service fee expenses, fund-related expenses, other operating expenses and reduced amortization of deferred sales commissions. The increase in compensation expense reflects higher stock-based compensation and operating income-based bonus accruals, annual merit increases and increased employee benefit costs. The increase in distribution expense reflects the $73.0 million lump-sum payment described above. The lower service fee expense reflects a decrease in average assets under management subject to service fee payments. The decrease in fund-related expenses is attributable to a decrease in fund expenses borne by the Company on funds for which it earns an all-in fee.  The decrease in amortization of deferred sales commissions largely reflects decreases in Class B share and Class C share amortization.  Other expenses decreased 7 percent, reflecting lower travel, information technology, professional services and other corporate expenses, offset by an increase in facilities-related expenses.

NextShares-related expenses grew from $1.1 million in the fourth quarter of fiscal 2014 to $1.3 million in the first quarter of fiscal 2015, an increase of 18 percent.

Operating income was down 64 percent to $50.6 million in the first quarter of fiscal 2015 from $139.2 million in the fourth quarter of fiscal 2014. Operating margin declined to 14.2 percent in the first quarter of fiscal 2015 from 37.8 percent in the fourth quarter of fiscal 2014. Adjusting for the $73.0 million one-time payment described above, first quarter fiscal 2015 operating income was $123.6 million, a decrease of 11 percent from the fourth quarter of fiscal 2014, and first quarter fiscal 2015 operating margin was 34.8 percent.

Non-operating expense totaled $4.4 million in the first quarter of fiscal 2015 compared to $10.5 million in the fourth quarter of fiscal 2014, reflecting a $4.3 million improvement in gains (losses) and other investment income related to the Company’s investments in sponsored products and a $1.5 million improvement in income (expense) of the Company’s consolidated CLO entity.

Equity in net income of affiliates decreased to $3.1 million in the first quarter of fiscal 2015 from $4.4 million in the fourth quarter of fiscal 2014.  In the first quarter of fiscal 2015, equity in net income of affiliates included $2.9 million of Company equity in the net income of Hexavest, $0.1 million of gains (losses) and other income on the Company’s investments in sponsored funds and $0.1 million of net income in a private equity partnership.  In the fourth quarter of fiscal 2014, equity in net income of affiliates included $2.7 million of Company equity in the net income of Hexavest, $1.5 million of gains (losses) and other income on the Company’s investments in sponsored funds and $0.2 million of net income in a private equity partnership.

As shown in Attachment 3, net income attributable to non-controlling and other beneficial interests was $3.5 million in the first quarter of fiscal 2015 and $5.0 million in the fourth quarter of fiscal 2014.

Balance Sheet Information

Cash and cash equivalents totaled $247.3 million on January 31, 2015, with no outstanding borrowings against the Company’s $300 million credit facility.  Included within investments is $115.8 million of short-term debt securities with maturities between 90 days and one year.  During the first quarter of fiscal 2015, the Company used $59.7 million to repurchase and retire 1.5 million shares of its Non-Voting Common Stock under its repurchase authorizations. Of the current 8.0 million share repurchase authorization, approximately 3.2 million shares remain available.

Conference Call Information

Eaton Vance Corp. will host a conference call and webcast at 11:00 AM eastern time today to discuss the financial results for the three months ended January 31, 2015. To participate in the conference call, please call 877-201-0168 (domestic) or 647-788-4901 (international) and refer to “Eaton Vance Corp. First Quarter Earnings.” Listeners to the conference call must enter the confirmation code 78871641.  A webcast of the conference call can also be accessed via Eaton Vance’s website, www.eatonvance.com.

A replay of the call will be available for one week by calling 855-859-2056 (domestic) or 404-537-3406 (international) or by accessing Eaton Vance’s website, www.eatonvance.com. Listeners to the telephone replay must enter the confirmation code 78871641.

About Eaton Vance Corp.

Eaton Vance Corp. is one of the oldest investment management firms in the United States, with a history dating back to 1924. Eaton Vance and its affiliates offer individuals and institutions a broad array of investment strategies and wealth management solutions.  The Company’s long record of providing exemplary service, timely innovation and attractive returns through a variety of market conditions has made Eaton Vance the investment manager of choice for many of today’s most discerning investors.  For more information about Eaton Vance, visit www.eatonvance.com.

Forward-Looking Statements

This news release may contain statements that are not historical facts, referred to as “forward-looking statements.”  The Company’s actual future results may differ significantly from those stated in any forward-looking statements, depending on factors such as changes in securities or financial markets or general economic conditions, client sales and redemption activity, the continuation of investment advisory, administration, distribution and service contracts, and other risks discussed in the Company’s filings with the Securities and Exchange Commission.

				Attachment 1
Eaton Vance Corp.
Summary of Results of Operations
(in thousands, except per share figures)

	Three Months Ended
				%	%
				Change	Change
				Q1 2015	Q1 2015
	January 31,	October 31,	January 31,	vs.	vs.
	2015	2014	2014	Q4 2014	Q1 2014
Revenue:

Investment advisory and administrative fees	$301,813	$314,583	$304,713	(4)%	(1)%
Distribution and underwriter fees	21,036	21,133	21,621	-	(3)
Service fees	29,847	30,616	32,291	(3)	(8)
Other revenue	2,234	2,050	1,636	9	37
Total revenue	354,930	368,382	360,261	(4)	(1)
Expenses:

Compensation and related costs	120,192	110,328	118,822	9	1
Distribution expense	106,267	35,620	35,548	198	199
Service fee expense	27,780	29,354	29,205	(5)	(5)
Amortization of deferred sales commissions	3,728	4,182	4,970	(11)	(25)
Fund-related expenses	8,706	9,127	8,453	(5)	3
Other expenses	37,697	40,595	39,063	(7)	(3)
Total expenses	304,370	229,206	236,061	33	29
Operating income	50,560	139,176	124,200	(64)	(59)
Non-operating income (expense):
Gains (losses) and other investment
income, net	2,802	(1,453)	413	NM	578
Interest expense	(7,336)	(7,645)	(7,400)	(4)	(1)
Other income (expense) of consolidated
collateralized loan obligation ("CLO") entities:
Gains (losses) and other investment
income, net	1,301	(355)	8,709	NM	(85)
Interest and other expense	(1,194)	(1,066)	(7,835)	12	(85)
Total non-operating expense	(4,427)	(10,519)	(6,113)	(58)	(28)

Income before income taxes and equity
in net income of affiliates	46,133	128,657	118,087	(64)	(61)
Income taxes	(16,770)	(47,920)	(44,642)	(65)	(62)
Equity in net income of affiliates, net of tax	3,146	4,381	3,285	(28)	(4)
Net income	32,509	85,118	76,730	(62)	(58)
Net income attributable to non-controlling
and other beneficial interests	(3,506)	(4,996)	(5,372)	(30)	(35)
Net income attributable to
Eaton Vance Corp. Shareholders	$29,003	$80,122	$71,358	(64)	(59)

Earnings per share:
Basic	$0.25	$0.68	$0.59	(63)	(58)
Diluted	$0.24	$0.66	$0.56	(64)	(57)

Weighted average shares outstanding:
Basic	114,592	114,656	118,451	-	(3)
Diluted	119,690	119,391	124,480	-	(4)

Dividends declared per share	$0.25	$0.25	$0.22	-	14

			Attachment 2
Eaton Vance Corp.
Reconciliation of net income attributable to Eaton Vance Corp.
shareholders to adjusted net income attributable to Eaton Vance Corp.
shareholders and earnings per diluted share to adjusted earnings per diluted share

	Three Months Ended
				% Change	% Change
	January 31,	October 31,	January 31,	Q1 2015 vs.	Q1 2015 vs.
(in thousands, except per share figures)	2015	2014	2014	Q4 2014	Q1 2014

Net income attributable to Eaton Vance Corp.
shareholders	$29,003	$80,122	$71,358	(64)%	(59)%

Non-controlling interest value adjustments	200	2,981	2,389	(93)	(92)

Payments to end certain closed-end fund
service and additional compensation
arrangements, net of tax	44,895	-	-	NM	NM

Adjusted net income attributable to
Eaton Vance Corp. shareholders	$74,098	$83,103	$73,747	(11)	-

Earnings per diluted share	$0.24	$0.66	$0.56	(64)	(57)

Non-controlling interest value adjustments	-	0.02	0.02	NM	NM

Payments to end certain closed-end fund
service and additional compensation
arrangements, net of tax	0.37	-	-	NM	NM

Adjusted earnings per diluted share	$0.61	$0.68	$0.58	(10)	5

			Attachment 3

Eaton Vance Corp.
Components of net income attributable
to non-controlling and other beneficial interests

	Three Months Ended
				% Change	% Change
	January 31,	October 31,	January 31,	Q1 2015 vs.	Q1 2015 vs.
(in thousands)	2015	2014	2014	Q4 2014	Q1 2014

Consolidated funds	$(514)	$(577)	$(196)	(11)%	162%

Majority-owned subsidiaries	3,773	4,681	3,483	(19)	8

Non-controlling interest value adjustments	200	2,981	2,389	(93)	(92)

Consolidated CLO entities	47	(2,089)	(304)	NM	NM

Net income attributable to non-controlling and
other beneficial interests	$3,506	$4,996	$5,372	(30)	(35)

		Attachment 4
Eaton Vance Corp.
Balance Sheet
(in thousands, except per share figures)

	January 31,	October 31,
	2015	2014
Assets

Cash and cash equivalents	$247,324	$385,215
Investment advisory fees and other receivables	182,711	186,344
Investments	624,027	624,605
Assets of consolidated CLO entity:
Cash and cash equivalents	15,387	8,963
Bank loans and other investments	127,493	147,116
Other assets	544	371
Deferred sales commissions	19,560	17,841
Deferred income taxes	42,015	46,099
Equipment and leasehold improvements, net	44,135	45,651
Intangible assets, net	62,818	65,126
Goodwill	228,876	228,876
Other assets	95,921	103,879
Total assets	$1,690,811	$1,860,086

Liabilities, Temporary Equity and Permanent Equity

Liabilities:

Accrued compensation	$61,537	$181,064
Accounts payable and accrued expenses	75,673	64,598
Dividend payable	30,409	30,057
Debt	573,694	573,655
Liabilities of consolidated CLO entity:
Senior and subordinated note obligations	140,490	151,982
Other liabilities	269	298
Other liabilities	97,537	93,485
Total liabilities	979,609	1,095,139
Commitments and contingencies

Temporary Equity:
Redeemable non-controlling interests	103,742	107,466
Total temporary equity	103,742	107,466

Permanent Equity:
Voting Common Stock, par value $0.00390625 per share:
Authorized, 1,280,000 shares
Issued and outstanding, 429,005 and 415,078 shares, respectively	2	2
Non-Voting Common Stock, par value $0.00390625 per share:
Authorized, 190,720,000 shares
Issued and outstanding, 117,999,120 and 117,846,273 shares, respectively	461	460
Additional paid-in capital	-	-
Notes receivable from stock option exercises	(9,197)	(8,818)
Accumulated other comprehensive loss	(42,086)	(17,996)
Appropriated retained earnings	2,514	2,467
Retained earnings	653,984	679,061
Total Eaton Vance Corp. shareholders' equity	605,678	655,176
Non-redeemable non-controlling interests	1,782	2,305
Total permanent equity	607,460	657,481
Total liabilities, temporary equity and permanent equity	$1,690,811	$1,860,086

			Attachment 5
Eaton Vance Corp.
Consolidated Net Flows by Investment Mandate(1)
(in millions)

	Three Months Ended
	January 31,	October 31,	January 31,
	2015	2014	2014
Equity assets - beginning of period(2)	$96,379	$95,668	$93,585
Sales and other inflows	4,514	3,568	3,785
Redemptions/outflows	(5,072)	(4,411)	(5,621)
Net flows	(558)	(843)	(1,836)
Exchanges	35	20	512
Market value change	(2,890)	1,534	(1,496)
Equity assets - end of period	$92,966	$96,379	$90,765
Fixed income assets - beginning of period(3)	46,062	44,474	44,414
Sales and other inflows	3,512	3,604	2,451
Redemptions/outflows	(2,435)	(2,532)	(3,281)
Net flows	1,077	1,072	(830)
Exchanges	74	74	(99)
Market value change	204	442	65
Fixed income assets - end of period	$47,417	$46,062	$43,550
Floating-rate income assets - beginning of period	42,009	43,752	41,821
Sales and other inflows	2,302	2,575	4,786
Redemptions/outflows	(4,955)	(3,705)	(2,705)
Net flows	(2,653)	(1,130)	2,081
Exchanges	(105)	(89)	54
Market value change	(603)	(524)	117
Floating-rate income assets - end of period	$38,648	$42,009	$44,073
Alternative assets - beginning of period	11,241	11,691	15,212
Sales and other inflows	847	709	1,089
Redemptions/outflows	(1,138)	(1,073)	(2,989)
Net flows	(291)	(364)	(1,900)
Exchanges	(14)	(6)	(48)
Market value change	(131)	(80)	(93)
Alternative assets - end of period	$10,805	$11,241	$13,171
Portfolio implementation assets - beginning of period	48,008	46,954	42,992
Sales and other inflows	2,663	2,010	1,914
Redemptions/outflows	(1,565)	(1,929)	(1,646)
Net flows	1,098	81	268
Exchanges	-	-	(453)
Market value change	(568)	973	489
Portfolio implementation assets - end of period	$48,538	$48,008	$43,296
Exposure management assets - beginning of period(4)	54,036	45,655	42,645
Sales and other inflows	17,033	15,821	15,507
Redemptions/outflows	(14,286)	(7,879)	(14,364)
Net flows	2,747	7,942	1,143
Exchanges	-	-	-
Market value change	511	439	(74)
Exposure management assets - end of period	$57,294	$54,036	$43,714
Total fund and separate account
assets - beginning of period	297,735	288,194	280,669
Sales and other inflows	30,871	28,287	29,532
Redemptions/outflows	(29,451)	(21,529)	(30,606)
Net flows	1,420	6,758	(1,074)
Exchanges	(10)	(1)	(34)
Market value change	(3,477)	2,784	(992)
Total assets under management - end of period	$295,668	$297,735	$278,569

(1) Consolidated Eaton Vance Corp. See Attachment 9 for managed assets and flows of 49 percent-owned Hexavest Inc.
(2) Includes assets in balanced accounts holding income securities.
(3) Includes assets in cash management accounts.
(4) Category includes amounts reclassified from portfolio implementation and equity categories for all periods presented.

			Attachment 6
Eaton Vance Corp.
Consolidated Net Flows by Investment Vehicle(1)
(in millions)

	Three Months Ended
	January 31,	October 31,	January 31,
	2015	2014	2014
Fund assets - beginning of period(2)	$134,564	$135,156	$133,401
Sales and other inflows	8,614	7,857	10,234
Redemptions/outflows	(10,739)	(8,795)	(10,262)
Net flows	(2,125)	(938)	(28)
Exchanges	181	(73)	(34)
Market value change	(3,068)	419	(1,144)
Fund assets - end of period	$129,552	$134,564	$132,195
Institutional separate account assets - beginning of period(3)	106,443	98,393	95,724
Sales and other inflows	18,055	17,318	16,802
Redemptions/outflows	(16,398)	(10,325)	(17,472)
Net flows	1,657	6,993	(670)
Exchanges	(173)	(65)	-
Market value change	(380)	1,122	(185)
Institutional separate account assets - end of period	$107,547	$106,443	$94,869
High-net-worth separate account assets - beginning of period	22,235	20,851	19,699
Sales and other inflows	1,460	1,056	714
Redemptions/outflows	(621)	(575)	(1,104)
Net flows	839	481	(390)
Exchanges	(94)	317	-
Market value change	(386)	586	65
High-net-worth separate account assets - end of period	$22,594	$22,235	$19,374
Retail managed account assets - beginning of period	34,493	33,794	31,845
Sales and other inflows	2,742	2,056	1,782
Redemptions/outflows	(1,693)	(1,834)	(1,768)
Net flows	1,049	222	14
Exchanges	76	(180)	-
Market value change	357	657	272
Retail managed account assets - end of period	$35,975	$34,493	$32,131
Fund and separate account assets - beginning of period	297,735	288,194	280,669
Sales and other inflows	30,871	28,287	29,532
Redemptions/outflows	(29,451)	(21,529)	(30,606)
Net flows	1,420	6,758	(1,074)
Exchanges	(10)	(1)	(34)
Market value change	(3,477)	2,784	(992)
Total assets under management - end of period	$295,668	$297,735	$278,569

(1) Consolidated Eaton Vance Corp. See Attachment 9 for managed assets and flows of 49 percent-owned Hexavest Inc.
(2) Includes assets in cash management funds.
(3) Includes assets in cash management separate accounts.

				Attachment 7
Eaton Vance Corp.
Consolidated Assets under Management by Investment Affiliate (1)
(in millions)

	January 31,	October 31,	%	January 31,	%
	2015	2014	Change	2014	Change
Eaton Vance Management(2)	$139,714	$143,100	-2%	$142,968	-2%
Parametric	138,015	136,176	1%	116,405	19%
Atlanta Capital	17,939	18,459	-3%	19,196	-7%
Total	$295,668	$297,735	-1%	$278,569	6%

(1) Consolidated Eaton Vance Corp. See Attachment 9 for managed assets and flows of 49 percent-owned Hexavest.
(2) Includes managed assets of wholly owned subsidiaries Eaton Vance Investment Counsel and Fox Asset Management LLC, as well as certain
Eaton Vance-sponsored funds and accounts managed by Hexavest and unaffiliated third-party advisers under Eaton Vance supervision.

				Attachment 8
Eaton Vance Corp.
Consolidated Assets under Management by Investment Mandate (1)
(in millions)

	January 31,	October 31,	%	January 31,	%
	2015	2014	Change	2014	Change
Equity(2)	$92,966	$96,379	-4%	$90,765	2%
Fixed income(3)	47,417	46,062	3%	43,550	9%
Floating-rate income	38,648	42,009	-8%	44,073	-12%
Alternative	10,805	11,241	-4%	13,171	-18%
Portfolio implementation	48,538	48,008	1%	43,296	12%
Exposure management	57,294	54,036	6%	43,714	31%
Total	$295,668	$297,735	-1%	$278,569	6%

(1) Consolidated Eaton Vance Corp. See Attachment 9 for managed assets and flows of 49 percent-owned Hexavest.
(2) Includes assets in balanced accounts holding income securities.
(3) Includes assets in cash management accounts.

Attachment 9
Eaton Vance Corp.
Hexavest Inc. Assets under Management and Net Flows
(in millions)

	Three Months Ended
	January 31,	October 31,	January 31,
	2015	2014	2014
Eaton Vance distributed:
Eaton Vance sponsored funds - beginning of period(1)	$227	$221	$211
Sales and other inflows	16	9	30
Redemptions/outflows	(6)	(4)	(25)
Net flows	10	5	5
Market value change	(3)	1	(4)
Eaton Vance sponsored funds - end of period	$234	$227	$212
Eaton Vance distributed separate accounts - beginning of period(2)	$2,367	$2,397	$1,574
Sales and other inflows	100	12	76
Redemptions/outflows	(432)	(59)	(5)
Net flows	(332)	(47)	71
Exchanges	-	-	(235)
Market value change	(36)	17	(27)
Eaton Vance distributed separate accounts - end of period	$1,999	$2,367	$1,383
Total Eaton Vance distributed - beginning of period	$2,594	$2,618	$1,785
Sales and other inflows	116	21	106
Redemptions/outflows	(438)	(63)	(30)
Net flows	(322)	(42)	76
Exchanges	-	-	(235)
Market value change	(39)	18	(31)
Total Eaton Vance distributed - end of period	$2,233	$2,594	$1,595
Hexavest directly distributed - beginning of period(3)	$14,101	$14,423	$15,136
Sales and other inflows	245	245	440
Redemptions/outflows	(1,341)	(501)	(960)
Net flows	(1,096)	(256)	(520)
Exchanges	-	-	235
Market value change	(256)	(66)	(308)
Hexavest directly distributed - end of period	$12,749	$14,101	$14,543
Total Hexavest assets - beginning of period	$16,695	$17,041	$16,921
Sales and other inflows	361	266	546
Redemptions/outflows	(1,779)	(564)	(990)
Net flows	(1,418)	(298)	(444)
Exchanges	-	-	-
Market value change	(295)	(48)	(339)
Total Hexavest assets - end of period	$14,982	$16,695	$16,138

(1)	Managed assets and flows of Eaton Vance-sponsored pooled investment vehicles for which Hexavest is adviser or sub-adviser. Eaton Vance receives management and/or distribution revenue on these assets, which are included in the Eaton Vance consolidated results in Attachments
5, 6, 7 and 8.
(2)	Managed assets and flows of Eaton Vance-distributed separate accounts managed by Hexavest. Eaton Vance receives distribution revenue, but not investment advisory fees, on these assets, which are not included in the Eaton Vance consolidated results in Attachments 5, 6, 7 and 8.
(3)	Managed assets and flows of pre-transaction Hexavest clients and post-transaction Hexavest clients in Canada. Eaton Vance receives no investment advisory or distribution revenue on these assets, which are not included in the Eaton Vance consolidated results in Attachments
5, 6, 7 and 8.